    As filed with the Securities and Exchange Commission on February 14, 2001
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  GENVEC, INC.
             (Exact name of registrant as specified in its charter)


               Delaware
   (State or other jurisdiction of                      23-2705690
   incorporation or organization)           (IRS Employer Identification No.)

                            65 West Watkins Mill Road
                          Gaithersburg, Maryland 20878
                                 (240) 632-0740
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


           GENVEC, INC. AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               Dr. Paul H. Fischer
                      President and Chief Executive Officer
                                  GENVEC, INC.
                            65 West Watkins Mill Road
                          Gaithersburg, Maryland 20878
                                 (240) 632-0740
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998
                             ---------------------

                         Calculation of Registration Fee

----------------------------- ----------------- --------------------- ---------------------- ----------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered            registered (1)    offering price per    aggregate offering     registration
                                                     unit(2)(3)             price(2)               fee
----------------------------- ----------------- --------------------- ---------------------- ----------------
----------------------------- ----------------- --------------------- ---------------------- ----------------
        Common Stock             5,000,000               $6.94               $34,700,000          $8,675
----------------------------- ----------------- --------------------- ---------------------- ----------------

(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the Amended and Restated 1993 Stock Incentive Plan.
(2) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on February 13, 2001 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.
(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by GenVec, Inc. ("Registrant" or "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

                  (a) The Registrant's final prospectus filed with the Commission pursuant to Rule 424(b)(1) on December 12, 2000 (File No. 333-47408).

                  (b) The description of the Company's Common Stock incorporated in the Company's Registration Statement on Form 8-A filed with the Commission on December 7, 2000, and all amendments or reports filed for the purpose of updating such description (File No. 0-24469).


         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements of the Company as of December 31, 1999 and 1998 for the years ended December 31, 1999, 1998 and 1997 incorporated in this Registration Statement on Form S-8 have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

         Arnold & Porter, special counsel to the Company, has delivered its legal opinion to the effect that the offer and sale of the Common Stock registered hereunder have been duly authorized by the Company and that, when issued upon the exercise of options in accordance with the terms of the GenVec, Inc. Amended and Restated 1993 Stock Incentive Plan and for legal consideration of not less than $0.001 per share, will be validly issued and will be fully paid and nonassessable, and when issued pursuant to the award of restricted stock in accordance with the terms of the GenVec, Inc. Amended and Restated 1993 Stock Incentive Plan and for legal consideration of not less than $0.001 per share, will be validly issued, and upon the lapse of restrictions provided under such award, will have been fully paid and nonassessable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case
(1) by majority vote of the directors that are not parties to the proceeding, even though less than a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not a party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         The Company's Amended and Restated Certificate of Incorporation and the Company's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that require the Registrant among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by Delaware law.

         As authorized by Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation also limits, to the fullest extent permitted by Delaware law, a director's liability for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company or otherwise) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not eliminate a director's duty of care nor does it limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief or remedies such as an injunction or rescission in the event of a director's breach of the duty of care. This provision do not alter the liability of directors under federal securities laws.

         The Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of liabilities they may incur in connection with their services to the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

         The exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.           UNDERTAKINGS

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof; and

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on February 14, 2001.

                                       GENVEC, INC.


                                       By:  /s/ Paul H. Fischer
                                           ----------------------
                                           Paul H. Fischer, Ph.D.
                                           President and Chief Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints, jointly and severally, Paul H. Fischer and Jeffrey W. Church and each one of them, his true and lawful attorney-in-fact and agents, each will full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      SIGNATURE                            TITLE                DATE



/s/ Paul H. Fischer        Director, President and Chief  February 14, 2001
-------------------        Executive Officer
Paul H. Fischer

                           Chief Financial Officer,
/s/ Jeffrey W. Church      Treasurer and Secretary        February 14, 2001
---------------------      (Principal Financial and
Jeffrey W. Church          Accounting Officer)



/s/ Hal S. Broderson       Director                       February 14, 2001
--------------------
Hal S. Broderson



/s/ Herbert J. Conrad      Director                       February 14, 2001
--------------------
Herbert J. Conrad



                           Director
-------------------
Wayne Hockmeyer


/s/ Harry T. Rein          Director                       February 14, 2001
-----------------
Harry T. Rein



/s/ Wendell Wierenga       Director                       February 14, 2001
--------------------
Wendell Wierenga



/s/ Gregory Zaic           Director                       February 14, 2001
----------------
Gregory Zaic

                                INDEX TO EXHIBITS


Exhibit 5                     Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1 Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2                  Consent of KPMG LLP, filed herewith.

Exhibit 24 Power of Attorney, included as part of signature page.

Exhibit 99.1                  GenVec, Inc. Amended and Restated 1993 Stock
                              Incentive Plan.